Exhibit 4.1

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), executed as of February 7, 2011, between Casella Waste Systems, Inc., a Delaware corporation (the “Company”), the Guarantors named on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered that certain Indenture, dated as of January 24, 2003 (such agreement, as amended from time to time, the “Indenture”), pursuant to which the Company issued its 9.75 % Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, subject to certain limitations specified therein, without notice to any other Noteholders;

WHEREAS, the Company has commenced an offer to purchase for cash any and all of the outstanding Notes from all Holders thereof (the “Offer”), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated January 24, 2011 (the “Offer to Purchase”), and in the related Letter of Transmittal and Consent, dated January 24, 2011;

WHEREAS, in connection with the Offer and forming a part thereof, the Company has solicited (the “Solicitation”) consents (the “Consents”) of the Holders of the Notes to effect certain amendments (the “Amendments”) to the Indenture;

WHEREAS, pursuant to the Solicitation, there have been validly delivered Consents of Holders of at least a majority in aggregate principal amount of the outstanding Notes, which constitute requisite Consents to effect the Amendments under the Indenture and the Notes;

WHEREAS, in accordance with the terms of the Offer and Solicitation, the Company and the Trustee have determined that it is necessary or required to supplement the Indenture to reflect the Amendments; and

WHEREAS, the Company certifies that all conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto;

NOW, THEREFORE, in consideration of the premises provided for herein, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders as follows:

ARTICLE ONE

SECTION 1.01     Preamble, Definitions and Incorporation by Reference

(a)           Effective as of the Effective Time (as defined below), the first parenthetical of the preamble of the Indenture is hereby amended by inserting the following text following the term “Casella”:

“or the “Company””

(b)           Effective as of the Effective Time, Section 1.01 of Article One of the Indenture is hereby amended by deleting the definitions of the following defined terms in their entirety and inserting “[Intentionally Omitted]” in place of the text of the respective definitions, and the Indenture is hereby further amended by deleting all references to such defined terms in the Indenture, except where such deletion is expressly prohibited by the Indenture:

“Acquired Debt”

“Asset Sale”

“Beneficial Owner”

“Captive Insurance Subsidiary”

“Cash Equivalents”

“Change of Control”

“Consolidated EBITDA”

“Consolidated Fixed Charge Coverage Ratio”

“Consolidated Fixed Charges”

“Consolidated Interest Expense”

“Consolidated Net Income”

“Consolidated Net Worth”

“Consolidated Non-Cash Charges”

“Continuing Director”

“Coverage Ratio Exception”

“Disinterested Director”

“Existing Indebtedness”

“Foreign Subsidiary”

“Four Quarter Period”

“GreenFiber”

“Investments”

“Moody’s”

“Net Proceeds”

“Permitted Business”

“Permitted Holder”

“Permitted Investments”

“Permitted Indebtedness”

“Permitted Liens”

“Permitted Refinancing Indebtedness”

“Purchase Money Obligations”

“Qualified Capital Stock”

“Restricted Investment”

“S&P”

“Series A Redeemable Convertible Preferred Stock”

“Specified Assets”

“Transaction Date”

“Voting Stock”

“Weighted Average Life to Maturity”

“Wholly Owned Restricted Subsidiary”

(c)           Effective as of the Effective Time, Section 1.01 of Article One of the Indenture is hereby further amended by deleting the defined term “Unrestricted Subsidiary” in its entirety and inserting in place thereof the following definition:

““Unrestricted Subsidiary” means any Subsidiary of the Company that was designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary and any Subsidiary of such Unrestricted Subsidiary.”

(d)           Effective as of the Effective Time, the definition of “Guarantors” in Section 1.01 of Article One of the Indenture is hereby amended by deleting clause (1) thereof in its entirety and inserting in place thereof the following:

“(1) each of the following Restricted Subsidiaries of Casella:

All Cycle Waste, Inc., a Vermont corporation

Atlantic Coast Fibers, Inc., a Delaware corporation

B. and C. Sanitation Corporation, a New York corporation

Blue Mountain Recycling, LLC, a Pennsylvania limited liability company

Bristol Waste Management, Inc., a Vermont corporation

C.V. Landfill, Inc., a Vermont corporation

Casella Albany Renewables, LLC, a Delaware limited liability company

Casella Major Account Services, LLC, a Vermont limited liability company

Casella Recycling, LLC, a Maine limited liability company

Casella Renewable Systems, LLC, a Delaware limited liability company

Casella Transportation, Inc. , a Vermont corporation

Casella Waste Management of Massachusetts, Inc., a Massachusetts corporation

Casella Waste Management of N.Y., Inc., a New York corporation

Casella Waste Management of Pennsylvania, Inc., a Pennsylvania corporation

Casella Waste Management, Inc., a Vermont corporation

Casella Waste Services of Ontario LLC, a New York limited liability company

Chemung Landfill LLC, a New York limited liability company

Colebrook Landfill LLC, a New Hampshire limited liability company

CWM All Waste LLC, a New Hampshire limited liability company

Fairfield County Recycling, LLC, a Delaware limited liability company

FCR Camden, LLC, a Delaware limited liability company

FCR Florida, LLC, a Delaware limited liability company

FCR Greensboro, LLC, a Delaware limited liability company

FCR Morris, LLC, a Delaware limited liability company

FCR Redemption, LLC, a Delaware limited liability company

FCR Tennessee, LLC, a Delaware limited liability company

FCR, LLC, a Delaware limited liability company

Forest Acquisitions, Inc., a New Hampshire corporation

Grasslands Inc., a New York corporation

GroundCo LLC, a New York limited liability company

Hakes C&D Disposal, Inc., a New York corporation

Hardwick Landfill, Inc., a Massachusetts corporation

Hiram Hollow Regeneration Corp., a New York corporation

K-C International, Ltd., an Oregon corporation

KTI, Inc., a New Jersey corporation

KTI Bio Fuels, Inc., a Maine corporation

KTI Environmental Group, Inc., a New Jersey corporation

KTI New Jersey Fibers, Inc., a Delaware corporation

KTI Operations, Inc., a Delaware corporation

KTI Specialty Waste Services, Inc., a Maine corporation

Lewiston Landfill LLC, a Maine limited liability company

Maine Energy Recovery Company, Limited Partnership, a Maine limited partnership

New England Waste Services of Massachusetts, Inc.  , a Massachusetts corporation

New England Waste Services of ME, Inc., a Maine corporation

New England Waste Services of N.Y., Inc., a New York corporation

New England Waste Services of Vermont, Inc., a Vermont corporation

New England Waste Services, Inc. , a Vermont corporation

Newbury Waste Management, Inc. , a Vermont corporation

NEWS of Worcester LLC, a Massachusetts limited liability company

NEWSME Landfill Operations LLC, a Maine limited liability company

North Country Environmental Services, Inc., a Virginia corporation

Northern Properties Corporation of Plattsburgh, a New York corporation

PERC, Inc., a Delaware corporation

Perc Management Company Limited Partnership, a Maine limited partnership

Pine Tree Waste, Inc., a Maine corporation

Resource Recovery Systems, LLC, a Delaware limited liability company

ReSource Transfer Services, Inc., a Massachusetts corporation

ReSource Waste Systems, Inc., a Massachusetts corporation

Schultz Landfill, Inc., a New York corporation

Southbridge Recycling & Disposal Park, Inc., a Massachusetts corporation

Sunderland Waste Management, Inc., a Vermont corporation

Templeton Landfill LLC, a Massachusetts limited liability company

The Hyland Facility Associates, a New York general partnership

U.S. Fiber, LLC, a North Carolina limited liability company

Waste-Stream Inc., a New York corporation

Winters Brothers, Inc., a Vermont corporation

(e)           Effective as of the Effective Time, Section 1.02 of Article One of the Indenture is hereby amended by deleting the section cross references for the following defined terms and inserting “[Definition Intentionally Omitted]” in place of thereof, and the Indenture is hereby further amended by deleting all references to such defined terms in the Indenture, except where such deletion is expressly prohibited by the Indenture:

“Affiliate Transaction”

“Alternate Offer”

“Asset Sale Offer”

“Asset Sale Offer Amount”

“Asset Sale Payment”

“Asset Sale Payment Date”

“Basket”

“Change of Control Offer”

“Change of Control Payment”

“Change of Control Payment Date”

“Designation”

“Excess Proceeds”

“Permitted Debt”

“Replacement Assets”

“Restricted Payments”

“Revocation”

SECTION 1.02             Covenants

(a)           Effective as of the Effective Time, Article Four of the Indenture is hereby amended by deleting the provisions of Sections 4.02, 4.04, 4.05 and 4.07 through 4.23 in their entirety and inserting “[Intentionally Omitted]” in place of the provisions of each such section, and the Indenture is hereby further amended by deleting all references to such sections in the Indenture, except where such deletion is expressly prohibited by the Indenture.

(b)           Effective as of the Effective Time, Section 4.06 of Article Four of the Indenture is hereby deleted in its entirety and the following inserted in place thereof:

“SECTION 4.06.                    COMPLIANCE CERTIFICATE

The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Company has complied with all conditions and covenants under this Indenture.”

SECTION 1.03             Merger, Consolidation, or Sale of Assets

(a)           Effective as of the Effective Time, Section 5.01 of Article Five of the Indenture is hereby amended by deleting the provisions of clauses (a)(3), (a)(4) and (b)(1) thereof in their entirety and inserting “[Intentionally Omitted]” in place of the provisions of each such clause, and the Indenture is hereby further amended by deleting all references to such clauses in the Indenture, except where such deletion is expressly prohibited by the Indenture.

(b)           Effective as of the Effective Time, Section 5.01 of Article Five of the Indenture is hereby further amended by deleting the first paragraphs immediately following each of clauses

5.01(a)(4) and 5.01(b)(2) thereof in their entirety and by inserting the following in place of the first paragraph immediately following clause 5.01(b)(2) thereof:

“Any requirements of this clause (b) shall not apply to (x) a consolidation or merger of any Guarantor with or into Casella or any other Guarantor so long as Casella or a Guarantor survives such consolidation or merger or (y) the sale by consolidation or merger of a Guarantor.”

SECTION 1.04             Events of Default.

Effective as of the Effective Time, Section 6.01 of Article Six of the Indenture is hereby amended by deleting the provisions of clauses (3) through (6) thereof in their entirety and inserting “[Intentionally Omitted]” in place of the provisions of each such clause, and the Indenture is hereby further amended by deleting all references to such clauses in the Indenture, except where such deletion is expressly prohibited by the Indenture.

SECTION 1.05             Exhibits.

(a)           Effective as of the Effective Time, Exhibit A to the Indenture is hereby amended by deleting the provisions of Section 8 thereof in their entirety and inserting “[Intentionally Omitted]” in place thereof, and such Exhibit A is further amended by deleting all references to such section in such Exhibit A, except where such deletion is expressly prohibited by the Indenture.

(b)           Effective as of the Effective Time, Exhibit A to the Indenture is hereby further amended by deleting the phrases “to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of Casella” and “or to engage in transactions with affiliates” from the first sentence of Section 14 thereof, and by deleting the form “Option of Holder to Elect Purchase” attached thereto in its entirety.

ARTICLE TWO

SECTION 2.01             Effect of Supplemental Indenture.

Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

SECTION 2.02             General Definitions.

For all purposes of this Supplemental Indenture:

(a)          capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b)         the terms “herein”, “hereof”, “hereunder” and other words of similar import refer to this Supplemental Indenture.

SECTION 2.03             Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 2.04             Effective Time.

The provisions of Article One hereof shall become effective, and the amendments to the Indenture contemplated by Article One hereof shall become operative, at such time as the Company purchases validly tendered Notes representing a majority in aggregate principal amount of the outstanding Notes pursuant to the Offer on the Initial Payment Date (as defined in the Offer to Purchase)(such time, the “Effective Time”).

SECTION 2.05             Indenture Remains in Full Force and Effect.

Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 2.06             Indenture and Supplemental Indenture Construed Together.

This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 2.07             Conflict with the TIA.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be a part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control.  If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

SECTION 2.08             Severability.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.09             Benefits of Supplemental Indenture.

Except as otherwise provided in Article Ten and Section 11.02 of Article Eleven of the Indenture, nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 2.10             Successors.

All agreements of the Company and the Guarantors in this Supplemental Indenture shall bind their respective successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

SECTION 2.11             Certain Duties and Responsibilities of the Trustee.

In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct of, affecting the liability of or affording protection to, the Trustee, whether or not elsewhere herein so provided.

SECTION 2.12             Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 2.13             Governing Law.

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 2.14             Headings.

The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 2.15             The Trustee.

The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

COMPANY

CASELLA WASTE SYSTEMS, INC.

		By:	/s/ Edwin D. Johnson
		Name:	Edwin D. Johnson
		Title:	Senior Vice President and Chief Financial Officer

Attest:	/s/ John W. Casella
Name:	John W. Casella
Title:	Chairman and Chief Executive Officer

(Signature Page to Fifth Supplemental Indenture)

GUARANTORS

ALL CYCLE WASTE, INC.
ATLANTIC COAST FIBERS, INC.
B. AND C. SANITATION CORPORATION
BLUE MOUNTAIN RECYCLING, LLC
By: FCR, LLC, its sole manager
BRISTOL WASTE MANAGEMENT, INC.
C.V. LANDFILL, INC.
CASELLA ALBANY RENEWABLES, LLC
CASELLA MAJOR ACCOUNT SERVICES, LLC
CASELLA RECYCLING, LLC
(FORMERLY KTI NEW ENGLAND, LLC)
CASELLA RENEWABLE SYSTEMS, LLC
CASELLA TRANSPORTATION, INC.
CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.
CASELLA WASTE MANAGEMENT OF N.Y., INC.
CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.
CASELLA WASTE MANAGEMENT, INC.
CASELLA WASTE SERVICES OF ONTARIO LLC
CHEMUNG LANDFILL LLC
COLEBROOK LANDFILL LLC
FAIRFIELD COUNTY RECYCLING, LLC
FCR CAMDEN, LLC
FCR FLORIDA, LLC
FCR GREENSBORO, LLC
FCR MORRIS, LLC
FCR REDEMPTION, LLC
FCR TENNESSEE, LLC
FCR, LLC
FOREST ACQUISITIONS, INC.
GRASSLANDS INC.
HAKES C&D DISPOSAL, INC.
HARDWICK LANDFILL, INC.
HIRAM HOLLOW REGENERATION CORP.
K-C INTERNATIONAL, LTD.
KTI, INC.
KTI BIO FUELS, INC.
KTI ENVIRONMENTAL GROUP, INC.
KTI NEW JERSEY FIBERS, INC.
KTI OPERATIONS, INC.
KTI SPECIALTY WASTE SERVICES, INC.
LEWISTON LANDFILL LLC

(Signature Page to Fifth Supplemental Indenture)

MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP
By: KTI Environmental Group, Inc.,
general partner
NEW ENGLAND WASTE SERVICES OF MASSACHUSETTS, INC.
NEW ENGLAND WASTE SERVICES OF ME, INC.
NEW ENGLAND WASTE SERVICES OF N.Y., INC.
NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
NEW ENGLAND WASTE SERVICES, INC.
NEWBURY WASTE MANAGEMENT, INC.
NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH
PERC, INC.
PERC MANAGEMENT COMPANY LIMITED PARTNERSHIP
By: PERC, Inc., general partner
PINE TREE WASTE, INC.
RESOURCE RECOVERY SYSTEMS, LLC
RESOURCE TRANSFER SERVICES, INC.
RESOURCE WASTE SYSTEMS, INC.
SCHULTZ LANDFILL, INC.
SOUTHBRIDGE RECYCLING & DISPOSAL PARK, INC.
SUNDERLAND WASTE MANAGEMENT, INC.
U.S. FIBER, LLC
WASTE-STREAM INC.
WINTERS BROTHERS, INC.

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Vice President and Treasurer

CWM ALL WASTE LLC

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Duly Authorized Agent

(Signature Page to Fifth Supplemental Indenture)

GROUNDCO LLC

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Duly Authorized Agent

THE HYLAND FACILITY ASSOCIATES

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Duly Authorized Agent

NEWS OF WORCESTER LLC

By: Casella Waste Systems, Inc., its sole member

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Senior Vice President and Chief Financial Officer

NEWSME LANDFILL OPERATIONS LLC

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Duly Authorized Agent

TEMPLETON LANDFILL LLC

By:	/s/ Edwin D. Johnson
Name:	Edwin D. Johnson
Title:	Duly Authorized Agent

(Signature Page to Fifth Supplemental Indenture)

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arthur L. Blakeslee
Name:	Arthur L. Blakeslee
Title:	Vice President

(Signature Page to Fifth Supplemental Indenture)